As filed with the Securities and Exchange Commission on August 13, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Bionano Genomics, Inc.
(Exact name of registrant as specified in its charter)
Delaware	3826	26-1756290
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Bionano Genomics, Inc.
9540 Towne Centre Drive, Suite 100
San Diego, California 92121
(858) 888-7600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer
Bionano Genomics, Inc.
9540 Towne Centre Drive, Suite 100
San Diego, California 92121
(858) 888-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
R. Erik Holmlin, Ph.D. President and Chief Executive Officer Bionano Genomics, Inc. 9540 Towne Centre Drive, Suite 100 San Diego, California 92121 (858) 888-7600	Thomas A. Coll, Esq. James C. Pennington, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, par value $0.0001 per share	—	—
Common stock, par value $0.0001 per share	—	—
Debt Securities	—	—
Warrants	—	—
Total	$125,000,000	$16,225
(1)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $125,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $125,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•
a base prospectus which covers the offering, issuance and sale by Bionano Genomics, Inc., or Bionano, of such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, which together shall have a maximum aggregate offering price not to exceed $125,000,000; and

•
a prospectus relating to an At Market Issuance Sales Agreement, or the Sales Agreement, with Ladenburg Thalmann & Co. Inc., covering the offering, issuance and sale by Bionano of up to a maximum aggregate offering price of $40,000,000 of Bionano’s common stock that may be offered, issued and sold from time to time under the Sales Agreement prospectus.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be provided in a prospectus supplement to the base prospectus.
The prospectus relating to the Sales Agreement immediately follows the base prospectus. The $40,000,000 of common stock that may be offered, issued and sold by Bionano under the Sales Agreement prospectus is included in the $125,000,000 of securities that may be offered, issued and sold by Bionano under the base prospectus. Upon any termination of the Sales Agreement or suspension or termination of the Sales Agreement prospectus, any portion of the $40,000,000 included in the Sales Agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $40,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 13, 2020
PROSPECTUS

$125,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
From time to time, we may offer and sell up to an aggregate amount of $125,000,000 of any combination of the securities described in this prospectus, either individually or in combination. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.
We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.
Our common stock is listed on the Nasdaq Capital Market under the trading symbol “BNGO.” On August 12, 2020, the last reported sale price of our common stock was $0.77 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully the risks described under the heading “Risk Factors” on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.
The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and options to purchase additional shares will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2020

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $125,000,000 of any combination of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus, any related prospectus supplement and in any free writing prospectus that we may authorize for use in connection with an offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, any related prospectus supplement and the documents incorporated by reference into this prospectus, any related prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, any related prospectus supplement, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus captioned “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and any related prospectus supplement and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus and any related prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus and any related prospectus supplement outside the United States. This prospectus and any related prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus and any related prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus, any related prospectus supplement and documents incorporated by reference into this prospectus and any related prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.
ii

For investors outside the United States: Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.
Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Bionano,” the “Company” and similar designations refer to Bionano Genomics, Inc. The Bionano Genomics logo is a trademark of Bionano Genomics, Inc. We use “Bionano Genomics” as a trademark in the United States and other countries and have registered this trademark in the United States. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:
•	the size and growth potential of the markets for our products, and our ability to serve those markets;
•	the impact of the COVID-19 pandemic on our business and operations;
•	the rate and degree of market acceptance of our products;
•	ability to expand our sales organization to address effectively existing and new markets that we intend to target;
•	impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;
•	ability to compete effectively in a competitive industry;
•	the success of competing technologies that are or may become available;
•	the performance of our third-party contract sales organizations, suppliers and manufacturers;
•	our ability to attract and retain key scientific or management personnel;
•	the accuracy of our estimates regarding expenses, future revenues, reimbursement rates, capital requirements and needs for additional financing;
•	our ability to comply with the covenants and satisfy certain conditions of our debt facility;
•	our ability to obtain funding for our operations; and
•	our ability to attract collaborators and strategic partnerships.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
iv

PROSPECTUS SUMMARY
The following summary highlights information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the information under the caption “Risk Factors” herein, the prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Company Overview
We are a genome analysis company providing tools and services based on our Saphyr® system to scientists and clinicians conducting genetic research and patient testing. We developed the Saphyr system, a platform for ultra-sensitive and ultra-specific structural variation detection, that enables researchers and clinicians to accelerate the search for new diagnostics and therapeutic targets and to streamline the evaluation of changes in chromosomes, which is known as cytogenetics. Our commercial offering includes the Saphyr system, which is comprised of an instrument, chip consumables, reagents and a suite of data analysis tools, and genome analysis services to provide access to data generated by the Saphyr system for researchers who prefer not to adopt the Saphyr system in their labs.
Structural variation refers to large-scale structural differences in the genomic DNA of one individual compared to another. Each structural variation involves the rearrangement or repetition of as few as several hundred to as many as tens of millions of DNA base pairs. Structural variations may be inherited or arise spontaneously, and many structural variations cause genetic disorders and diseases. Until our commercial launch of the Saphyr system in February 2017, and since, we believe no other products existed or exist that could more comprehensively and cost and time-efficiently detect structural variation.
Our customers include researchers and clinicians who seek to uncover and understand the biological or clinical impact of genome variation to improve the diagnosis and treatment of patients with better clinical tests and new medicines or to replace existing cytogenetic tests that are expensive, slow and labor-intense, with a modern solution designed to simplify workflow and reduce cost and that has the potential to significantly increase diagnostic yields across the industry. Our customers also include researchers in non-human segments, such as agricultural genomics, seeking to advance their understanding of how structural variation impacts industrial applications of plants and animals. We have established relationships with key opinion leaders in genomics research and clinical applications, including rare diseases and oncology, and our installed base of over 138 systems made up of Saphyr and its predecessor system, includes some of the world’s most prominent clinical, translational research, basic research, academic and government institutions as well as leading pharmaceutical and diagnostic companies. Examples include Children’s Hospital of Philadelphia, Children’s National Health System, Boston Children’s Hospital, PerkinElmer, GeneDx, Mayo Clinic, Columbia University, DuPont Pioneer, Garvan Institute of Medical Research, Genentech, McDonnell Genome Institute at Washington University, National Institutes of Health, Pennsylvania State University, Radboud University Medical Center and Salk Institute for Biological Studies.
Approximately 7,000 research use only, or RUO, high throughput sequencers are currently installed worldwide. These sequencers are developed and sold almost entirely by Illumina and are owned by an estimated 3,000 unique customers. Sequencing is very good at detecting genome differences involving just a few base pairs or single-nucleotide variations, which Saphyr cannot detect, but sequencing, including next-generation sequencing, or NGS, cannot reliably detect the larger structural variations that our Saphyr system can detect. Therefore, Saphyr is being adopted alongside this installed base of sequencers as a complement that is designed to give users the ability to see a much wider scope of genome variation than ever before.
The Saphyr system, which is for RUO, is also beginning to be adopted by cytogenetics labs that seek to use it in commercial clinical tests of its patients as a laboratory-developed test, or LDT. We estimate that approximately 2,500 cytogenetics labs exist worldwide. These labs currently rely on existing methods such as karyotyping, fluorescence in situ hybridization, or FISH, and microarrays for clinical tests and research that look at chromosomal structure, location and function in cells. Major guidelines for oncology and genetic disease clinical diagnostics recommend first-line structural variation testing by these existing methods. The organizations issuing these guidelines include, among many others, World Health Organization (WHO), National Comprehensive Cancer Network (NCCN), American College of Medical Genetics (ACMG) and American College of Obstetricians & Gynecologists (ACOG).
More than 30 medical institutions are conducting more than 20 human translational research and human clinical studies in 2019 and 2020 to assess Saphyr’s ability to detect structural variations and diagnose patients and, in certain studies, to compare those results to those produced via existing cytogenetic methods. We expect the findings from these studies, whether assessed internally or published by the institution, beginning in late 2020 or early 2021.
Saphyr and its predecessor system have been cited by researchers and clinicians in hundreds of publications covering structural variations in areas of high unmet medical need and research interest, such as rare and undiagnosed pediatric diseases, muscular diseases, developmental delays and disorders, prostate cancer and leukemia. Importantly, Saphyr can be used alone to provide comprehensive detection of structural variations and enable diagnostic calls without the need for sequencing or cytogenetic technology. Saphyr enables these diagnostic calls with low cost per patient, high speed and industry leading performance. Saphyr’s performance characteristics include up to 99% sensitivity, less than 2% false positive rates and accurate diagnosis with allele fraction, or the percentage of sample exhibiting the variant, as low as between 3-5%.
In 2020, we launched a new commercial strategy based on the following three approaches:
•
Get the Service. Customers can submit samples to Bionano Data Services and receive an appropriately filtered set of structural variant calls. Structural variation data is then presented using the Bionano Access visualization software, and files can be exported in the format of choice. Pricing for this service is $650 per genome for standard samples and $750 per genome for mosaic and cancer samples.

•
Get the Consumables. For customers who commit to purchase at least 120 genomes every six months, the Bionano Support team will install the Saphyr System on the customer’s premises and provide training on sample preparation, instrument operation and data analysis. Pricing for this service is $550 per genome, with installation and training included at no cost, and the Saphyr instrument made available at no charge for the duration of the customer’s project.

•
Get the Saphyr System. For customers who purchase the Saphyr System, the Bionano Support team will install the Saphyr System and provide training on sample preparation, instrument operation and data analysis. Pricing begins at $150,000 for the Saphyr instrument, $550 per genome or $450 per genome with a 240 genome bundle, with installation and training included at no cost.

Corporate Information
We were formed in January 2003 as BioNanomatrix LLC, a Delaware limited liability company. In August 2007, we became BioNanomatrix Inc., a Delaware corporation. In October 2011, we changed our name to BioNano Genomics, Inc., and in July 2018, we changed our name to Bionano Genomics, Inc.
Our principal executive offices are located at 9540 Towne Centre Drive, Suite 100, San Diego, California 92121, and our telephone number is (858) 888-7600. Our website address is www.bionanogenomics.com and we regularly post copies of our press releases as well as additional information about us on our website.
Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. Our design logo, “Bionano,” and our other registered and common law trade names, trademarks and service marks are the property of Bionano Genomics, Inc.
The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.
The Securities We May Offer
We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, up to a total dollar amount of $125,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity date, if applicable;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exercise, exchange or sinking fund terms, if any;
•
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	material or special U.S. federal income tax considerations, if any.
The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:
•	the names of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.
Common Stock. We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock — Common stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock — Preferred stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.
Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Use of Proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes. See “Use of Proceeds” in this prospectus.
Nasdaq Capital Market Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “BNGO.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.
Implications of Being an Emerging Growth Company
We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We can remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) ending December 31, 2023, which is the end of the fiscal year following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. Additionally, even if we no longer qualify as an emerging growth company, as long as we are neither a “large accelerated filer” nor an “accelerated filer,” we would not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.
We cannot predict if investors will find our securities less attractive because we may rely on these exemptions, which could result in a less active trading market for our securities and increased volatility in the price of our securities.
Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. We have elected to use this extended transition period. As a result of this election, our timeline to comply with these standards will in many cases be delayed as compared to other public companies that are not eligible to take advantage of this election or have not made this election. Therefore, our financial statements may not be comparable to those of companies that comply with the public company effective dates for these standards.
In addition, if we cease to be an emerging growth company, we will no longer be able to use the extended transition period for complying with new or revised accounting standards. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could significantly affect our financial position and results of operations.
Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including research and development expenses and capital expenditures, or for any other purpose we describe in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock, certain provisions of our certificate of incorporation and bylaws, and certain provisions of Delaware law are summaries. The following description is not complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the Delaware General Corporation Law.
As of the date of this prospectus, our certificate of incorporation authorized us to issue 200,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Voting Rights
Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.
Economic Rights
Except as otherwise expressly provided in our certificate of incorporation or required by applicable law, all shares of common stock have the same rights and privileges and rank equally, share ratably, and are identical in all respects for all matters, including those described below.
Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation Rights. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
No Preemptive or Similar Rights
The holders of our shares of common stock are not entitled to preemptive rights, and are not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Fully Paid and Non-Assessable
All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.
Preferred Stock
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Anti-Takeover Provisions
The provisions of Delaware law, our eighth amended and restated certificate of incorporation and our amended and restated bylaws, certain provisions of which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Certificate of Incorporation and Bylaws to be in Effect upon the Closing of this Offering
Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock may be able to elect all of our directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide for stockholder actions at a duly called meeting of stockholders or, before the date on which all shares of common stock convert into a single class, by written consent. A special meeting of stockholders may be called by a majority of our board of directors, the chair of our board of directors, or our chief executive officer. Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. Our board of directors is divided into three classes with staggered three-year terms.
The foregoing provisions make it difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.
Transfer Agent and Registrar
Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement related to that series.
Listing on the Nasdaq Capital Market
Our common stock is listed on the Nasdaq Capital Market under the symbol “BNGO.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;
•
the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations For Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of the underwriters, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

EXPERTS
The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
LEGAL MATTERS
Cooley LLP, San Diego, California, which has acted as our counsel in connection with this offering, will pass on certain legal matters with respect to U.S. federal law in connection with this offering.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. We maintain a website at www.bionanogenomics.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.
Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus:
•	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 10, 2020;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020 and June 30, 2020 filed with the SEC on June 18, 2020 and August 13, 2020, respectively;
•
our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 30, 2020, March 2, 2020, April 6, 2020, April 20, 2020, April 24, 2020, May 5, 2020, May 14, 2020, June 19, 2020 and July 2, 2020; and

•
the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on August 17, 2018, including any amendment or reports filed for the purposes of updating this description.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. You should direct any requests for documents to Bionano Genomics, Inc. 9540 Towne Centre Drive, Suite 100, San Diego, California 92121; telephone: (858) 888-7600.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 13, 2020
PROSPECTUS

$40,000,000

Common Stock
We have entered into an At Market Issuance Sales Agreement, or the sales agreement, with Ladenburg Thalmann & Co. Inc., or Ladenburg, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $40,000,000 from time to time through Ladenburg acting as sales agent.
Our common stock is listed on the Nasdaq Capital Market under the trading symbol “BNGO.” On August 12, 2020, the last reported sale price of our common stock was $0.77 per share.
Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Ladenburg is not required to sell any specific number or dollar amounts of securities but will act as sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Ladenburg and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Ladenburg will be entitled to compensation at a commission rate of up to 3.0% of the aggregate gross sales price per share sold. See “Plan of Distribution” beginning on page 11 for additional information regarding Ladenburg’s compensation. In connection with the sale of our common stock on our behalf, Ladenburg may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Ladenburg may be deemed to be underwriting commissions or discounts.
Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully the risks described under the heading “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Ladenburg Thalmann
The date of this prospectus is    , 2020

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration statement we may offer shares of our common stock, preferred stock, debt securities and warrants, including common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants, having an aggregate offering price of up to $125,000,000. Under this prospectus, we may offer shares of our common stock having an aggregate offering price of up to $40,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.
We provide information to you about this offering of shares of our common stock in this prospectus, which describes the specific details regarding this offering. If information in this prospectus is inconsistent with documents incorporated by reference in this prospectus filed prior to the date of this prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Ladenburg has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and Ladenburg take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Ladenburg is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus captioned “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus and documents incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.
This prospectus, including the information incorporated by reference into this prospectus, include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference in this prospectus or any related free writing prospectus are the property of their respective owners.
Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Bionano,” the “Company” and similar designations refer to Bionano Genomics, Inc. The Bionano Genomics logo is a trademark of Bionano Genomics, Inc. We use “Bionano Genomics” as a trademark in the United States and other countries and have registered this trademark in the United States. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:
•	the size and growth potential of the markets for our products, and our ability to serve those markets;
•	the impact of the COVID-19 pandemic on our business and operations;
•	the rate and degree of market acceptance of our products;
•	ability to expand our sales organization to address effectively existing and new markets that we intend to target;
•	impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;
•	ability to compete effectively in a competitive industry;
•	the success of competing technologies that are or may become available;
•	the performance of our third-party contract sales organizations, suppliers and manufacturers;
•	our ability to attract and retain key scientific or management personnel;
•	the accuracy of our estimates regarding expenses, future revenues, reimbursement rates, capital requirements and needs for additional financing;
•	our ability to comply with the covenants and satisfy certain conditions of our debt facility;
•	our ability to obtain funding for our operations; and
•	our ability to attract collaborators and strategic partnerships.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

PROSPECTUS SUMMARY
The following summary highlights information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus and any related free writing prospectus, as well as the information under the caption “Risk Factors” herein and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Company Overview
We are a genome analysis company providing tools and services based on our Saphyr® system to scientists and clinicians conducting genetic research and patient testing. We developed the Saphyr system, a platform for ultra-sensitive and ultra-specific structural variation detection, that enables researchers and clinicians to accelerate the search for new diagnostics and therapeutic targets and to streamline the evaluation of changes in chromosomes, which is known as cytogenetics. Our commercial offering includes the Saphyr system, which is comprised of an instrument, chip consumables, reagents and a suite of data analysis tools, and genome analysis services to provide access to data generated by the Saphyr system for researchers who prefer not to adopt the Saphyr system in their labs.
Structural variation refers to large-scale structural differences in the genomic DNA of one individual compared to another. Each structural variation involves the rearrangement or repetition of as few as several hundred to as many as tens of millions of DNA base pairs. Structural variations may be inherited or arise spontaneously, and many structural variations cause genetic disorders and diseases. Until our commercial launch of the Saphyr system in February 2017, and since, we believe no other products existed or exist that could more comprehensively and cost and time-efficiently detect structural variation.
Our customers include researchers and clinicians who seek to uncover and understand the biological or clinical impact of genome variation to improve the diagnosis and treatment of patients with better clinical tests and new medicines or to replace existing cytogenetic tests that are expensive, slow and labor-intense, with a modern solution designed to simplify workflow and reduce cost and that has the potential to significantly increase diagnostic yields across the industry. Our customers also include researchers in non-human segments, such as agricultural genomics, seeking to advance their understanding of how structural variation impacts industrial applications of plants and animals. We have established relationships with key opinion leaders in genomics research and clinical applications, including rare diseases and oncology, and our installed base of over 138 systems made up of Saphyr and its predecessor system, includes some of the world’s most prominent clinical, translational research, basic research, academic and government institutions as well as leading pharmaceutical and diagnostic companies. Examples include Children’s Hospital of Philadelphia, Children’s National Health System, Boston Children’s Hospital, PerkinElmer, GeneDx, Mayo Clinic, Columbia University, DuPont Pioneer, Garvan Institute of Medical Research, Genentech, McDonnell Genome Institute at Washington University, National Institutes of Health, Pennsylvania State University, Radboud University Medical Center and Salk Institute for Biological Studies.
Approximately 7,000 research use only, or RUO, high throughput sequencers are currently installed worldwide. These sequencers are developed and sold almost entirely by Illumina and are owned by an estimated 3,000 unique customers. Sequencing is very good at detecting genome differences involving just a few base pairs or single-nucleotide variations, which Saphyr cannot detect, but sequencing, including next-generation sequencing, or NGS, cannot reliably detect the larger structural variations that our Saphyr system can detect. Therefore, Saphyr is being adopted alongside this installed base of sequencers as a complement that is designed to give users the ability to see a much wider scope of genome variation than ever before.
The Saphyr system, which is for RUO, is also beginning to be adopted by cytogenetics labs that seek to use it in commercial clinical tests of its patients as a laboratory-developed test, or LDT. We estimate that approximately 2,500 cytogenetics labs exist worldwide. These labs currently rely on existing methods such as karyotyping, fluorescence in situ hybridization, or FISH, and microarrays for clinical tests and research that look at chromosomal structure, location and function in cells. Major guidelines for oncology and genetic disease clinical diagnostics recommend first-line structural variation testing by these existing methods. The organizations issuing
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these guidelines include, among many others, World Health Organization (WHO), National Comprehensive Cancer Network (NCCN), American College of Medical Genetics (ACMG) and American College of Obstetricians & Gynecologists (ACOG).
More than 30 medical institutions are conducting more than 20 human translational research and human clinical studies in 2019 and 2020 to assess Saphyr’s ability to detect structural variations and diagnose patients and, in certain studies, to compare those results to those produced via existing cytogenetic methods. We expect the findings from these studies, whether assessed internally or published by the institution, beginning in late 2020 or early 2021.
Saphyr and its predecessor system have been cited by researchers and clinicians in hundreds of publications covering structural variations in areas of high unmet medical need and research interest, such as rare and undiagnosed pediatric diseases, muscular diseases, developmental delays and disorders, prostate cancer and leukemia. Importantly, Saphyr can be used alone to provide comprehensive detection of structural variations and enable diagnostic calls without the need for sequencing or cytogenetic technology. Saphyr enables these diagnostic calls with low cost per patient, high speed and industry leading performance. Saphyr’s performance characteristics include up to 99% sensitivity, less than 2% false positive rates and accurate diagnosis with allele fraction, or the percentage of sample exhibiting the variant, as low as between 3-5%.
In 2020, we launched a new commercial strategy based on the following three approaches:
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Get the Service. Customers can submit samples to Bionano Data Services and receive an appropriately filtered set of structural variant calls. Structural variation data is then presented using the Bionano Access visualization software, and files can be exported in the format of choice. Pricing for this service is $650 per genome for standard samples and $750 per genome for mosaic and cancer samples.

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Get the Consumables. For customers who commit to purchase at least 120 genomes every six months, the Bionano Support team will install the Saphyr System on the customer’s premises and provide training on sample preparation, instrument operation and data analysis. Pricing for this service is $550 per genome, with installation and training included at no cost, and the Saphyr instrument made available at no charge for the duration of the customer’s project.

•
Get the Saphyr System. For customers who purchase the Saphyr System, the Bionano Support team will install the Saphyr System and provide training on sample preparation, instrument operation and data analysis. Pricing begins at $150,000 for the Saphyr instrument, $550 per genome or $450 per genome with a 240 genome bundle, with installation and training included at no cost.

Corporate Information
We were formed in January 2003 as BioNanomatrix LLC, a Delaware limited liability company. In August 2007, we became BioNanomatrix Inc., a Delaware corporation. In October 2011, we changed our name to BioNano Genomics, Inc., and in July 2018, we changed our name to Bionano Genomics, Inc.
Our principal executive offices are located at 9540 Towne Centre Drive, Suite 100, San Diego, California 92121, and our telephone number is (858) 888-7600. Our website address is www.bionanogenomics.com and we regularly post copies of our press releases as well as additional information about us on our website.
Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. Our design logo, “Bionano,” and our other registered and common law trade names, trademarks and service marks are the property of Bionano Genomics, Inc.
The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.
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The Offering
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $40,000,000.
Common stock to be outstanding after this offering
Up to 143,923,096 shares (as more fully described in the notes following this table), assuming sales of 51,948,051 shares of our common stock in this offering at an offering price of $0.77 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on August 12, 2020. The actual number of shares issued will vary depending on the sales price under this offering.
Manner of offering
“At-the-market” offering that may be made from time to time through the sales agent, Ladenburg. See “Plan of Distribution” on page 11.
Use of proceeds
We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including research and development expenses, discharge of indebtedness and capital expenditures. See “Use of Proceeds” on page 6.
Risk factors
An investment in our securities involves a high degree of risk. See “Risk Factors” and the other information included in this prospectus and incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our common stock.
National Securities Exchange Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “BNGO.”
The number of shares of our common stock that will be outstanding after this offering is based on 91,975,045 shares of common stock outstanding as of June 30, 2020, and assumes the sale and issuance by us of 51,948,051 shares of common stock in this offering and excludes:
•	2,987,691 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2020 at a weighted average exercise price of $3.34 per share;
•	5,343,380 shares of common stock reserved for future issuance under our 2018 Equity Incentive Plan as of June 30, 2020;
•	341,427 shares of common stock reserved for future issuance under our 2018 Employee Stock Purchase Plan as of June 30, 2020;
•
75,414,050 shares of common stock issuable upon the exercise of common warrants outstanding as of June 30, 2020 at a weighted-average exercise price of $0.80 per share, under which 42,005,000 shares of common stock have been issued between July 1, 2020 and August 12, 2020; and

•
4,500,000 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of June 30, 2020 at a weighted-average exercise price of $0.001 per share, under which 4,500,000 shares of common stock have been issued between July 1, 2020 and August 12, 2020.

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RISK FACTORS
Investing in our common stock involves a high degree of risk. You should consider carefully the following risks and uncertainties as well as the risks and uncertainties described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 10, 2020, as well as in our subsequent Quarterly and Annual Reports filed with the SEC, which descriptions are incorporated in this prospectus by reference in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. You should carefully consider the following information about risks, together with the other information contained in this prospectus, before making an investment in our common stock.
Risks Related to This Offering
Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.
Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.
You may experience immediate and substantial dilution.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that 51,948,051 shares of our common stock are sold in this offering, based on an assumed sale price of $0.77 per share, the last sale price of a share of our common stock on the Nasdaq Capital Market on August 12, 2020, you will experience immediate dilution, representing the difference between the price you pay and our as adjusted net tangible book value per share as of June 30, 2020, after giving effect to this offering, of $0.46 per share. The exercise of outstanding stock options may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.
We may issue and sell shares of our common stock for aggregate gross proceeds of up to $40,000,000 from time to time in connection with this offering. The actual number of shares of common stock that may be issued and sold in this offering, as well as the timing of any such sales, will depend on a number of factors, including, among others, the prices at which any shares are actually sold this offering (which may be influenced by market conditions, the trading price of our common stock and other factors) and our determinations as to the appropriate timing, sources and amounts of funding we need. The issuance and sale from time to time of these new shares of common stock, or the mere fact that we are able to issue and sell these shares in this offering, could cause the market price of our common stock to decline.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
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We do not intend to pay dividends in the foreseeable future.
We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.
It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent, Ladenburg, at any time throughout the term of the sales agreement. The number of shares that are sold through Ladenburg after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Ladenburg in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the sales agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the sales agreement.
Sales of common stock offered hereby will be in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to Ladenburg, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
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USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $40,000,000 from time to time. Because there is no minimum offering amount required pursuant to the sales agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will sell any shares under or fully utilize the sales agreement as a source of financing.
We currently intend to use the net proceeds from the sale of the common stock offered by us hereunder, if any, for working capital and general corporate purposes, including research and development expenses and capital expenditures. We may also use a portion of the net proceeds from this offering to repay indebtedness under the Innovatus Loan Agreement (as defined below) and co-develop, acquire or invest in products, technologies or businesses that are complementary to our business. However, we currently have no agreements or commitments for any such uses of proceeds.
As noted above, we may use a portion of the net proceeds from this offering to repay some or all of the aggregate principal amount or accrued interest outstanding under our Loan and Security Agreement, or the Innovatus Loan Agreement, with Innovatus Life Sciences Lending Fund I, LP, a Delaware limited partnership, as collateral agent, and the Lenders listed on Schedule 1.1 thereto. The total interest rate under the Innovatus Loan Agreement is 10.25%, such that interest is payable in cash at a rate of 7.25% per annum, with the remaining 3.0% per annum of the interest added back to the outstanding principal amount. The Innovatus Loan Agreement matures on March 1, 2024.
The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.
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DILUTION
If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after the closing of this offering.
Our historical net tangible book value as of June 30, 2020 was $5.8 million, or $0.06 per share of common stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of shares of common stock outstanding as of June 30, 2020.
After giving effect to the assumed sale of 51,948,051 shares of our common stock at a sale price of $0.77 per share, the last sale price of our common stock on the Nasdaq Capital Market on August 12, 2020, our net tangible book value as of June 30, 2020, would have been $44.3 million, or $0.31 per share of common stock. This represents an immediate increase in the net tangible book value of $0.25 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.46 per share to new investors purchasing shares in this offering.
The following table illustrates this per share dilution:
Assumed offering price per share		$0.77
Historical net tangible book value per share as of June 30, 2020	$0.06
Increase in as adjusted net tangible book value per share attributable to this offering	0.25
As adjusted net tangible book value per share after giving effect to this offering		0.31
Dilution per share to new investors in this offering		0.46
The discussion and table above assume no exercise of outstanding warrants to purchase our common stock and no exercise of outstanding options to purchase our common stock.
Changes in the assumed public offering price of $0.25 per share would not affect our as adjusted net tangible book value after this offering because this offering is currently limited to $40.0 million. However, a $0.25 increase in the assumed public offering price of $0.77 per share would increase the dilution per share to new investors by approximately $0.22 per share, and a $0.25 decrease in the assumed public offering price of $0.20 per share would decrease the dilution per share to new investors by approximately $0.77 per share, in each case assuming that the aggregate dollar amount of shares offered by us, as set forth above, remains at $40.0 million and after deducting the commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.
The number of shares of our common stock that will be outstanding after this offering is based on 91,975,045 shares of common stock outstanding as of June 30, 2020, and assumes the sale and issuance by us of 51,948,051 shares of common stock in this offering and excludes:
•	2,987,691 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2020 at a weighted average exercise price of $3.34 per share;
•	5,343,380 shares of common stock reserved for future issuance under our 2018 Equity Incentive Plan as of June 30, 2020;
•	341,427 shares of common stock reserved for future issuance under our 2018 Employee Stock Purchase Plan as of June 30, 2020;
•
75,414,050 shares of common stock issuable upon the exercise of common warrants outstanding as of June 30, 2020 at a weighted-average exercise price of $0.80 per share, under which 42,005,000 shares of common stock have been issued between July 1, 2020 and August 12, 2020; and

•
4,500,000 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of June 30, 2020 at a weighted-average exercise price of $0.001 per share, under which 4,500,000 shares of common stock have been issued between July 1, 2020 and August 12, 2020.

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To the extent that warrants or options outstanding as of June 30, 2020, have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.
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DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock, certain provisions of our certificate of incorporation and bylaws, and certain provisions of Delaware law are summaries. The following description is not complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the Delaware General Corporation Law.
As of the date of this prospectus, our certificate of incorporation authorized us to issue 200,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Voting Rights
Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.
Economic Rights
Except as otherwise expressly provided in our certificate of incorporation or required by applicable law, all shares of common stock have the same rights and privileges and rank equally, share ratably, and are identical in all respects for all matters, including those described below.
Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation Rights. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
No Preemptive or Similar Rights
The holders of our shares of common stock are not entitled to preemptive rights, and are not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Fully Paid and Non-Assessable
All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.
Preferred Stock
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.
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Anti-Takeover Provisions
The provisions of Delaware law, our eighth amended and restated certificate of incorporation and our amended and restated bylaws, certain provisions of which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Certificate of Incorporation and Bylaws to be in Effect upon the Closing of this Offering
Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock may be able to elect all of our directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide for stockholder actions at a duly called meeting of stockholders or, before the date on which all shares of common stock convert into a single class, by written consent. A special meeting of stockholders may be called by a majority of our board of directors, the chair of our board of directors, or our chief executive officer. Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. Our board of directors is divided into three classes with staggered three-year terms.
The foregoing provisions make it difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.
Transfer Agent and Registrar
Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Listing on the Nasdaq Capital Market
Our common stock is listed on the Nasdaq Capital Market under the symbol “BNGO.”
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PLAN OF DISTRIBUTION
We have entered into a sales agreement with Ladenburg, under which we may offer and sell up to $40,000,000 of our shares of common stock from time to time through Ladenburg acting as agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, or in privately negotiated transactions.
Each time we wish to issue and sell shares of common stock under the sales agreement, we will notify Ladenburg of the number of shares to be issued, the dates on which such sales may be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Ladenburg, unless Ladenburg declines to accept the terms of such notice, Ladenburg has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Ladenburg under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and Ladenburg is generally anticipated to occur on the second trading day following the date on which the sale was made, or on some other date that is agreed upon by and between us and Ladenburg in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Ladenburg may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Ladenburg a commission in cash of up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Ladenburg for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel up to $3,000 per calendar quarter. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Ladenburg under the terms of the sales agreement, will be approximately $300,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Ladenburg will provide written confirmation to us before the open on The Nasdaq Capital Market on the day following each day on which shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of the shares of common stock on our behalf, Ladenburg will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Ladenburg will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Ladenburg against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Ladenburg may be required to make in respect of such liabilities.
The offering of our shares of common stock pursuant to the sales agreement will terminate as permitted therein. We and Ladenburg may each terminate the sales agreement at any time upon 10 day’s prior notice.
Ladenburg and its affiliates have previously and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have and may in the future receive customary fees. In the course of its business, Ladenburg may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Ladenburg may at any time hold long or short positions in such securities.
This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Ladenburg, and Ladenburg may distribute this prospectus supplement and the accompanying prospectus electronically.
11

EXPERTS
The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
LEGAL MATTERS
Cooley LLP, San Diego, California, which has acted as our counsel in connection with this offering, will pass on certain legal matters with respect to U.S. federal law in connection with this offering. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York has acted as counsel to the agent in connection with this offering.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. We maintain a website at www.bionanogenomics.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.
Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus:
•	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 10, 2020;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020 and June 30, 2020 filed with the SEC on June 18, 2020 and August 13, 2020, respectively;
•
our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 30, 2020, March 2, 2020, April 6, 2020, April 20, 2020, April 24, 2020, May 5, 2020, May 14, 2020, June 19, 2020 and July 2, 2020; and

•
the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on August 17, 2018, including any amendment or reports filed for the purposes of updating this description.

12

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. You should direct any requests for documents to Bionano Genomics, Inc. 9540 Towne Centre Drive, Suite 100, San Diego, California 92121; telephone: (858) 888-7600.
In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.
13

$40,000,000

Common Stock
PROSPECTUS
Ladenburg Thalmann
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.
The date of this prospectus is    , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by Bionano Genomics, Inc. (“we,” “us,” “our,” the “Company” and similar designations) in connection with the issuance and distribution of the securities being registered.
Securities and Exchange Commission Registration Fee	$16,225
FINRA Filing Fee	$19,250
Legal Fees and Expenses	$*
Accounting Fees and Expenses	$*
Transfer Agent and Registrar Fees	*
Miscellaneous Fees and Expenses	$*
Total	$ *
*	Except for the SEC registration fee and FINRA filing fee, fees and expenses depend on the number of issuances and amount of securities sold, and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers.
We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.
Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition will be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.
Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
As permitted by the Delaware General Corporation Law, we have entered into, and continue to enter, into separate indemnity agreements with each of our directors and executive officers that require us to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of ours or any of our affiliated enterprises. Under these agreements, we are not required to provide indemnification for certain matters, including:
•	indemnification beyond that permitted by the Delaware General Corporation Law;
•	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;
•	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of our stock;
•
indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

•
indemnification for proceedings or claims brought by an officer or director against us or any of our directors, officers, employees or agents, except for (1) claims to establish a right of indemnification or proceedings, (2) claims approved by our board of directors, (3) claims required by law, (4) when there has been a change of control as defined in the indemnification agreement with each director or officer, or (5) by us in our sole discretion pursuant to the powers vested to us under the Delaware General Corporate Law;

•	indemnification for settlements the director or officer enters into without our consent; or
•	indemnification in violation of any undertaking required by the Securities Act of 1933, as amended, or the Securities Act, or in any registration statement we file.
The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.
There is at present no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not currently aware of any threatened litigation or proceeding that may result in a claim for indemnification.
We have an insurance policy in place that covers our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16.	Exhibit Index.
Exhibit Number	Description
1.1	At Market Issuance Sales Agreement, dated August 13, 2020, by and between the Company and Ladenburg Thalmann & Co. Inc.
3.1(1)	Amended and Restated Certificate of Incorporation.
3.2(1)	Amended and Restated Bylaws.
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2(2)	Form of Common Stock Certificate.
4.3(2)	Form of Warrant to Purchase Series B-1 Preferred Stock issued to Square 1 Bank.
4.4(2)	Form of Warrant to Purchase Series D Preferred Stock issued to Western Alliance Bank.
4.5(2)	Warrant to Purchase Series D-1 Preferred Stock issued to Western Alliance Bank.
4.6(2)	Form of Warrant to Purchase Series D-1 Preferred Stock issued to MidCap Financial Trust.
4.7(2)	Form of Warrant to Purchase Common Stock issued to Underwriters in Initial Public Offering.
4.8(2)	Form of Warrant Certificate (included in Exhibit 4.9).
4.9(2)	Form of Warrant Agent Agreement by and between the Company and American Stock Transfer & Trust
4.10(3)	Form of Warrant to Purchase Common Stock for Service Providers.
4.11(4)	Form of Warrant to Purchase Common Stock for Innovatus, as amended.
4.12(4)	Registration Rights Agreement, dated March 14, 2019, between the Company and Aspire Capital Fund, LLC.
4.13(4)	Registration Rights Agreement, as amended, dated March 14, 2019, by and among the Company, Innovatus and Innovatus Offshore.
4.14(5)	Form of Warrant to Purchase Common Stock issued in October 2019 Public Offering.
4.15(5)	Form of Pre-Funded Warrant issued in October 2019 Public Offering.
4.16(2)	Fifth Amended and Restated Investors’ Rights Agreement, dated August 5, 2016 as amended.
4.17(6)	Form of Inducement Warrant.
4.18(7)	Form of Warrant to Purchase Common Stock issued in April 2020 Public Offering.
4.19(7)	Form of Pre-Funded Warrant issued in April 2020 Public Offering.
4.20*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.
4.21	Form of Debt Indenture.
4.22*	Form of Debt Securities.
4.23	Form of Common Stock Warrant Agreement and Warrant Certificate.
4.24	Form of Preferred Stock Warrant Agreement and Warrant Certificate.
4.25	Form of Debt Securities Warrant Agreement and Warrant Certificate.
5.1	Opinion of Cooley LLP.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
25.1*	Statement of Eligibility of Trustee under the Debt Indenture.
*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
(1)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on August 24, 2018.
(2)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-225970), as amended.
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 21, 2018.
(4)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on March 14, 2019.
(5)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-233828), as amended.
(6)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on March 2, 2020.
(7)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-237074), as amended.

Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on August 13, 2020.
Bionano Genomics, Inc.

By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints R. Erik Holmlin, Ph.D. as his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ R. Erik Holmlin, Ph.D.	Chief Executive Officer and Director (Principal Executive and Financial Officer)	August 13, 2020
R. Erik Holmlin, Ph.D.

/s/ Mark Adamchak	Controller (Principal Accounting Officer)	August 13, 2020
Mark Adamchak

/s/ David L. Barker, Ph.D.	Director	August 13, 2020
David L. Barker, Ph.D.

/s/ Yvonne Linney, Ph.D.	Director	August 13, 2020
Yvonne Linney, Ph.D.

/s/ Albert A. Luderer, Ph.D.	Director	August 13, 2020
Albert A. Luderer, Ph.D.

/s/ Hannah Mamuszka	Director	August 13, 2020
Hannah Mamuszka

/s/ Christopher Twomey	Director	August 13, 2020
Christopher Twomey

/s/ Kristiina Vuori, M.D., Ph.D.	Director	August 13, 2020
Kristiina Vuori, M.D., Ph.D.